


                                                                 Exhibit h-3
                                                                 Page 1 of 2


                         NEW ENGLAND ENERGY INCORPORATED
                            Statements of Cash Flows
                     For the Quarter Ended December 31, 1995
                       (Unaudited, Subject to Adjustment)

                                             Old Program New Program Combined
                                             ----------- ----------- --------
Operating Activities:
   Net income                                $   (359,999)$ 102,154$   (257,845)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Amortization of cost of fuel reserves     14,246,444         -  14,246,444
     Loss passed on to an affiliate                     -         -           -
     Accrued loss to be passed on to an affiliate        (9,100,453)          -(9,100,453)
     Deferred income taxes                        534,385     8,100     542,485
     (Increase)/decrease in accounts receivable
       (excluding loss to be passed on to affiliate)        (69,131)        203 (68,928)
     Increase/(decrease) in accrued exploration
       and development costs                   (1,370,242)        -  (1,370,242)
     Increase/(decrease) in accounts payable       69,197    (9,207)     59,990
     Increase/(decrease) in accrued interest payable       (419,002)          -(419,002)
     Increase/(decrease) in accrued taxes      (3,547,267)  (99,754) (3,647,021)
                                             ------------ ---------------------
       Net cash provided by operating activities       $    (16,068)  $   1,496$    (14,572)
                                             ------------ ---------------------
Investing Activities:
   Investment in property - Samedan:
     Exploration (also includes dry holes, depleted
                  wells and work in process) $  4,052,099 $       -$  4,052,099
     Development (also reflects transfer of
                   depleted wells)             (5,233,083)        -  (5,233,083)
   Capital costs                               (2,060,031)        -  (2,060,031)
   Other                                         (752,118)        -    (752,118)
                                             ------------ ---------------------
    Net cash used in investing activities    $ (3,993,133)$       -$ (3,993,133)
                                             ------------ ---------------------

Financing Activities:
   Subordinated notes payable to parent-issues         $  1,772,401   $       -$  1,772,401
   Subordinated notes payable to parent-retirements        (750,000)          -(750,000)
   Changes in notes payable to bank under
       credit agreement                         2,000,000         -   2,000,000
                                             ------------ ---------------------
       Net cash used in financing activities $  3,022,401 $       -$  3,022,401
                                             ------------ ---------------------

Net increase/(decrease) in cash and cash equivalents   $   (986,800)  $   1,496$   (985,304)
Cash and cash equivalents at beginning of period2,097,990    20,442   2,118,432
                                             ------------ ---------------------

Cash and cash equivalents at end of period   $  1,111,190 $  21,938$  1,133,128
                                             ------------ ---------------------




                                                                 Exhibit h-3
                                                                 Page 2 of 2


                         NEW ENGLAND ENERGY INCORPORATED
                            Statements of Cash Flows
                      For the Year Ended December 31, 1995
                       (Unaudited, Subject to Adjustment)

                                             Old Program New Program Combined
                                             ----------- ----------- --------
Operating Activities:
   Net income                                $ (1,696,262)$ 113,299$ (1,582,963)
   Adjustments to reconcile net income to
     net cash provided by operating activities:
     Amortization of cost of fuel reserves     68,708,044         -  68,708,044
     Loss passed on to an affiliate            39,793,816         -  39,793,816
     Accrued loss to be passed on to an affiliate       (43,731,259)          -(43,731,259)
     Deferred income taxes                    (15,432,715)    8,100 (15,424,615)
     (Increase)/decrease in accounts receivable
       (excluding loss to be passed on to affiliate)        (55,169)       (150)     (55,319)
     Increase/(decrease) in accrued exploration
       and development costs                      954,086         -     954,086
     Increase/(decrease) in accounts payable     (274,238)  (99,871)   (374,109)
     Increase/(decrease) in accrued interest payable        (30,515)          -      (30,515)
     Increase/(decrease) in accrued taxes payable         2,644,839    (199,754)   2,445,085
                                             ------------ ---------------------
       Net cash provided by operating activities       $ 50,880,627   $(178,376)$ 50,702,251
                                             ------------ ---------------------
Investing Activities:
   Investment in property - Samedan:
     Exploration (also includes dry holes, depleted
                  wells and work in process) $  1,522,302 $       -$  1,522,302
     Development (also reflects transfer of
                   depleted wells)             (8,076,088)        -  (8,076,088)
   Capital costs                               (9,625,928)        -  (9,625,928)
   Other                                       (2,722,565)        -  (2,722,565)
                                             ------------ ---------------------
    Net cash used in investing activities    $(18,902,279)$       -$(18,902,279)
                                             ------------ ---------------------

Financing Activities:
   Subordinated notes payable to parent-issues         $  3,531,364   $ 145,800 $  3,677,164
   Subordinated notes payable to parent-retirements      (1,750,000)          -   (1,750,000)
   Changes in notes payable to bank under
       credit agreement                       (34,000,000)        - (34,000,000)
                                             ------------ ---------------------
       Net cash used in financing activities $(32,218,636)$ 145,800$(32,072,836)
                                             ------------ ---------------------

Net increase/(decrease) in cash and cash equivalents   $   (240,088)  $ (32,576)$   (272,644)
Cash and cash equivalents at beginning of period1,351,478    54,514   1,405,992
                                             ------------ ---------------------

Cash and cash equivalents at end of period   $  1,111,190 $  21,938$  1,133,128
                                             ------------ ---------------------
